Independent Auditors' Consent



To the Board of Trustees and Shareholders of Hawaiian Tax-Free Trust:

We consent to the use of our report dated April 30, 2001 with respect to Hawaiian Tax-Free Trust incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian, and Auditors" in the Statement of Additional Information.


s/s KPMG LLP
KPMG LLP

New York, New York
July 13, 2001